Exhibit 99.1

               Kerr-McGee to Present at Credit Suisse First Boston
               ---------------------------------------------------
                                Energy Conference
                                -----------------

     Oklahoma City, Jan. 30, 2004 - Dave Hager, senior vice president responsible for oil and gas exploration and production for Kerr-McGee Corp. (NYSE: KMG), will speak at the Credit Suisse First Boston Energy Conference at 7 a.m. MST Wed., Feb. 4. The link to the live audio webcast and slides used in the presentation will be available on Kerr-McGee's website at www.kerr-mcgee.com. The webcast replay will be archived for 30 days.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $10 billion.

                                       ###

Media Contact:             Debbie Schramm
                           Direct:  405-270-2877
                           Pager:   888-734-8294
                           dschramm@kmg.com

Investor Contact:          Rick Buterbaugh
                           Direct:  405-270-3561